SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 9, 2011

                               AXA FINANCIAL, INC.
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             (Exact name of Registrant as specified in its charter)



          Delaware                       1-11166                 13-3623351
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



1290 Avenue of the Americas
New York, New York                                              10104
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(Address of principal executive offices)                      (Zip Code)


                                 (212) 554-1234
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              (Registrant's telephone number, including area code)

                                      None
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             (Former name or address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, AXA Financial, Inc. filed a Current Report on Form 8-K/A (the "Form 8-K/A") disclosing the appointment of Mark Pearson as President and Chief Executive Officer of AXA Financial, Inc. and Chairman of the Board and Chief Executive Officer of AXA Equitable (collectively, the "Company") effective February 11, 2011. The Form 8-K/A also disclosed that Mr. Pearson will receive a base salary of $1,150,000, an annual bonus opportunity equal to 170% of his salary, a guaranteed bonus for 2011 of no less than $1,773,216 and a target equity award for 2011 of 137,500 stock options and 45,000 performance units.

On March 9, 2011, the Company entered into an employment agreement with Mr. Pearson which contains the terms described above as well as other terms and conditions related to Mr. Pearson's employment (the "Agreement"). Under the Agreement, Mr. Pearson's employment will continue until his age 65 unless terminated earlier by either party on 30 days notice (the "Term"). During the Term, in addition to the above compensation, Mr. Pearson will be entitled to receive certain benefits consistent with those received by other executive officers and other benefits consistent with his status as an expatriate, as well as tax gross-ups for related imputed income.

If Mr. Pearson's employment is terminated during the Term by the Company without "cause" or Mr. Pearson resigns for "good reason" (both as defined in the Agreement), Mr. Pearson will be entitled to certain severance benefits, including (i) severance pay equal to the sum of two years of salary and bonus,
(ii) a pro-rated bonus at target for the year of termination and (iii) excess pension plan accruals on the severance pay. For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, the Company requiring Mr. Pearson to be based at an office more than 75 miles from New York City and a change in control of the Company. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by the Company without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met. Mr. Pearson will not be entitled to participate in any other Company severance plan or program.

The Agreement further provides that Mr. Pearson may not solicit the Company's customers or employees for a period of one year following termination of employment for any reason or, if longer, during the period he receives any severance pay. Mr. Pearson is also prohibited from competing with the Company for a period of one year following termination of employment (six months in the case of termination by Mr. Pearson without good reason).

The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and which is incorporated herein by reference.


Item 9.01  Exhibits.


EXHIBIT
NUMBER    EXHIBIT DESCRIPTION

99.1      Pearson Employment Agreement


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AXA FINANCIAL, INC.


Date:  March 15, 2011                       By: /s/ Dave Hattem
                                            --------------------------------
                                            Name:  Dave Hattem
                                            Title: Senior Vice President and
                                                   General Counsel








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